SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 20, 2002
Date of report (Date of earliest event reported)

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30419	36-3840979

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

ON Semiconductor Corporation 5005 E. McDowell Road Phoenix, Arizona	85008

(Address of principal executive offices)	(Zip Code)

602-244-6321
(Registrant’s telephone number, including area code)

Item 5. Other Events and Required FD Disclosure.

Attached to this Current Report as Exhibit 99 is a copy of a press release for ON Semiconductor Corporation dated December 20, 2002 titled “ON Semiconductor Takes the Next Step Toward Achieving Profitability with more Operations Integration and Cost Reductions.”

Item 7. Financial Statements, Pro Forma
              Financial Information and Exhibits.

(a)	Financial Statements of Businesses Acquired Not applicable.

(b)	Pro Forma Financial Information Not applicable.

(c)	Exhibits

Exhibit Number	Description

99	Press release for ON Semiconductor Corporation dated December 20, 2002 titled “ON Semiconductor Takes the Next Step Toward Achieving Profitability with more Operations Integration and Cost Reductions.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ON SEMICONDUCTOR CORPORATION

(Registrant)

Date: December 20, 2002	By:	/S/ G. SONNY CAVE G. Sonny Cave Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99	Press release for ON Semiconductor Corporation dated December 20, 2002 titled “ON Semiconductor Takes the Next Step Toward Achieving Profitability with more Operations Integration and Cost Reductions.”

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